UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On January 21, 2021, SunHydrogen, Inc. (the “Company”) entered into an employment agreement with Timothy Young, the Company’s president, chief executive officer, interim chief financial officer, and chairman.

Under the employment agreement, Mr. Young will continue to serve in such positions and will receive an annual base salary of $354,000, effective as of January 1, 2021, which base salary will be reviewed annually by the Board. Mr. Young received a $150,000 signing bonus under the employment agreement and his bonus opportunities will include up to an additional 100% of base salary upon meeting certain objectives to be set by the Board for each calendar year, payable at the end of each calendar quarter as the objectives are satisfied. In addition, upon the Company being up-listed to the Nasdaq Capital Market or New York Stock Exchange, Mr. Young will receive a $250,000 bonus. Mr. Young will also receive a grant of one hundred million shares of restricted stock units, subject to a vesting schedule to be determined by the Board. Provisions in the agreement regarding termination of employment provide that if Mr. Young is terminated without “cause” or he resigns voluntarily for “good reason,” as each term is defined in the agreement, he will be eligible to receive a lump sum of one year of his base salary and of his bonus and that 100% of all outstanding unvested equity awards will vest immediately, with all outstanding unexercised stock options remaining exercisable for one year form the date of termination. The agreement also includes customary insurance and indemnification provisions.

The foregoing description of the employment agreement is qualified by reference to the full text of the agreement which is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit
10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: March 1, 2021	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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